EXHIBIT 99.1
FOR MORE INFORMATION, CONTACT:
Marshall Loeb, President and Chief Executive Officer
N. Keith McKey, Chief Financial Officer
(601) 354-3555

EASTGROUP PROPERTIES ANNOUNCES
SECOND QUARTER 2017 RESULTS

•
Net Income Attributable to Common Stockholders of $1.08 Per Share Compared to $1.35 Per Share for the Same Quarter of 2016 (2017 Includes Gains on Sales of Real Estate Investments and Non-Operating Real Estate of $.64 Per Share Compared to $.96 Per Share in 2016)

•	Funds from Operations of $1.05 Per Share Compared to $.99 Per Share for the Same Quarter Last Year, an Increase of 6.1%

•	Same Property Net Operating Income (PNOI) Growth of 2.5%

•	96.8% Leased, 94.9% Occupied as of June 30, 2017; Average Occupancy of 94.9% for the Quarter

•	Rental Rates on New and Renewal Leases Increased an Average of 13.9%

•	Acquired Operating Properties Totaling 183,000 Square Feet and 35 Acres of Development Land in Atlanta and Austin for $22 Million

•	Sold 514,000 Square Feet of Operating Properties in Houston and Dallas for $38 Million

•	Started Construction of Four Development Projects Totaling 507,000 Square Feet in Dallas, San Antonio and Phoenix with Projected Total Costs of $41 Million

•	Transferred Five Development Projects Totaling 867,000 Square Feet to the Real Estate Portfolio

•	Development Program Consisted of 14 Projects (1.9 Million Square Feet) at June 30, 2017 with a Projected Total Investment of $152 Million

•	Paid 150th Consecutive Quarterly Cash Dividend – $.62 Per Share

•	Issued 376,936 Shares of Common Stock During the Quarter with Gross Proceeds of $30 Million

JACKSON, MISSISSIPPI, July 25, 2017 - EastGroup Properties, Inc. (NYSE: EGP) announced today the results of its operations for the three and six months ended June 30, 2017.

Commenting on EastGroup’s performance, Marshall Loeb, CEO, stated, “Second quarter results were a confirmation of our long term strategy. Our 6.1% increase in quarterly FFO means that we’ve now achieved FFO per share growth in 24 of the past 25 quarters, truly a long term trend. Our record leasing volume in the first half of the year, coupled with GAAP re-leasing spreads of 16% year-to-date and 14% for the quarter are also indicative of the market's strength.”

EARNINGS PER SHARE

On a diluted per share basis, earnings per common share (EPS) was $1.08 for the three months ended June 30, 2017, compared to $1.35 for the same period of 2016. The Company's property net operating income (PNOI) increased by $3,587,000 ($.11 per share) for the three months ended June 30, 2017, as compared to the same period of 2016. EPS for the second quarter of 2017 included net gains on sales of real estate investments and non-operating real estate of $21,855,000 ($.64 per share) compared to $31,114,000 ($.96 per share) during the second quarter of 2016.

Diluted EPS for the six months ended June 30, 2017, was $1.47 compared to $2.03 for the same period of 2016. PNOI increased by $6,953,000 ($.21 per share) for the six months ended June 30, 2017, as compared to the same period of 2016. EPS for the six months ended June 30, 2017, included net gains on sales of real estate investments and non-operating real estate of $21,815,000 ($.65 per share) compared to $42,456,000 ($1.31 per share) during the same period of 2016.

FUNDS FROM OPERATIONS

For the quarter ended June 30, 2017, funds from operations attributable to common stockholders (FFO) was $1.05 per share compared to $.99 per share for the same quarter of 2016, an increase of 6.1%. PNOI increased by $3,587,000, or 8.1%, during the quarter ended June 30, 2017, compared to the same period of 2016. PNOI increased $2,035,000

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from newly developed and redeveloped properties, $1,081,000 from same property operations, and $1,038,000 from 2016 and 2017 acquisitions; PNOI decreased $515,000 from operating properties sold in 2016 and 2017.

Same PNOI increased 2.5% for the quarter ended June 30, 2017, compared to the same quarter in 2016; without straight-line rent adjustments, same PNOI increased 2.4%. Rental rates on new and renewal leases (5.5% of total square footage) increased an average of 13.9% for the quarter.

FFO for the six months ended June 30, 2017, was $2.04 per share compared to $1.90 per share during the same period of 2016, an increase of 7.4%. PNOI increased by $6,953,000, or 7.9%, during the six months ended June 30, 2017, compared to the same period of 2016. PNOI increased $4,657,000 from newly developed and redeveloped properties, $2,178,000 from same property operations, and $1,711,000 from 2016 and 2017 acquisitions; PNOI decreased $1,499,000 from operating properties sold in 2016 and 2017.

Same PNOI increased 2.6% for the six months ended June 30, 2017, compared to the same period in 2016; without straight-line rent adjustments, same PNOI increased 3.7%. Rental rates on new and renewal leases (13.1% of total square footage) increased an average of 15.9% for the six months ended June 30, 2017.

FFO and PNOI are non-GAAP financial measures, which are defined under Definitions later in this release.  Reconciliations of Net Income to PNOI and Net Income Attributable to EastGroup Properties, Inc. Common Stockholders to FFO are presented in the attached schedule “Reconciliations of GAAP to Non-GAAP Measures.”

ACQUISITIONS AND DISPOSITIONS

In April, EastGroup acquired Broadmoor Commerce Park in Atlanta for $6.4 million. The acquisition includes a 100% leased, 84,000 square foot multi-tenant business distribution building and 5.3 acres of development land upon which the Company plans to develop a distribution building containing approximately 107,000 square feet.

In May, EastGroup acquired Southpark Corporate Center 5-7 in Austin for $10.3 million. The three buildings contain a total of 99,000 square feet and are 100% leased to four customers. The buildings are located adjacent to EastGroup's 100% leased Southpark Corporate Center 3 and 4 buildings in Austin's Southeast/Airport submarket.

Also in May, the Company sold Stemmons Circle, a 99,000 square foot building in Dallas, for $5.1 million. EastGroup recorded a $3.7 million gain on the sale which is not included in FFO.

In June, EastGroup sold Techway Southwest I-IV in Houston for $33 million; the Company recorded an $18.1 million gain on the sale which is not included in FFO.

DEVELOPMENT

In addition to the 5.3 acres of development land in Atlanta discussed above, EastGroup acquired 30.1 acres of land in the Round Rock submarket of Austin for $5.3 million. The Company's plans for future development of the land include a master-planned, multi-phased project, Settlers Crossing, consisting of four business distribution buildings totaling approximately 340,000 square feet.

The Company began construction of four multi-tenant distribution properties during the second quarter of 2017; all four projects are expansions of business parks developed by EastGroup. These development projects, in addition to the projects started in the first quarter, are included in the table below.

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Development Properties Started in 2017	Location	Size	Anticipated Conversion Date	Projected Total Costs
		(Square feet)		(In thousands)

Steele Creek VII	Charlotte, NC	120,000	08/2018	$8,600
Horizon XII	Orlando, FL	140,000	09/2018	11,200
Oak Creek VII	Tampa, FL	116,000	09/2018	7,200
CreekView 121 3 & 4	Dallas, TX	158,000	01/2019	14,200
Eisenhauer Point 5	San Antonio, TX	98,000	01/2019	7,500
Eisenhauer Point 6	San Antonio, TX	85,000	01/2019	5,200
Kyrene 202 III, IV & V	Phoenix, AZ	166,000	01/2019	13,800
Total Development Properties Started		883,000		$67,700

At June 30, 2017, EastGroup’s development program consisted of 14 projects (1,856,000 square feet). The projects, which were collectively 47% leased as of July 24, 2017, have a projected total cost of $152 million.

During the first six months of 2017, EastGroup transferred (at the earlier of 80% occupied or one year after completion) 10 development properties to the real estate portfolio as detailed in the table below.

Development Properties Transferred to Real Estate Portfolio in 2017	Location	Size	Conversion Date	Cumulative Cost as of 6/30/17	Percent Leased as of 7/24/17
		(Square feet)		(In thousands)

Alamo Ridge III	San Antonio, TX	135,000	02/2017	$11,008	100%
Eisenhauer Point 1 & 2	San Antonio, TX	201,000	01/2017	15,968	92%
Madison IV & V	Tampa, FL	145,000	03/2017	8,732	82%
Parc North 1-4	Dallas, TX	446,000	02/2017	33,007	56%
South 35th Avenue (1)	Phoenix, AZ	125,000	01/2017	1,886	67%
Horizon V	Orlando, FL	141,000	05/2017	9,696	100%
Horizon VII	Orlando, FL	109,000	06/2017	8,336	83%
Jones Corporate Park	Las Vegas, NV	416,000	04/2017	40,125	75%
Steele Creek VI	Charlotte, NC	137,000	04/2017	7,785	100%
Ten Sky Harbor	Phoenix, AZ	64,000	04/2017	5,369	100%
Total Properties Transferred		1,919,000		$141,912	79%

(1) Cumulative Cost as of 6/30/17 represents incremental cost for redevelopment from a manufacturing building to a multi-tenant distribution building.

DIVIDENDS

EastGroup paid cash dividends of $.62 per share in the second quarter of 2017. This was the Company’s 150th consecutive quarterly cash distribution to shareholders.  EastGroup has increased or maintained its dividend for 24 consecutive years. The Company has increased it 21 years within that period, including increases in each of the last five years.  The Company’s payout ratio of dividends to FFO was 59% for the quarter.  The annualized dividend rate of $2.48 per share yielded 2.9% on the closing stock price of $84.38 on July 24, 2017.

FINANCIAL STRENGTH AND FLEXIBILITY

EastGroup continues to maintain a strong and flexible balance sheet.  Debt-to-total market capitalization was 27.2% at June 30, 2017.  For the second quarter, the Company had interest and fixed charge coverage ratios of 5.0x and a debt to adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) ratio of 5.9x.

During the second quarter, EastGroup issued and sold 376,936 shares of common stock under its continuous equity program at an average price of $79.59 per share, providing net proceeds to the Company of $29.6 million.

In May, Moody's Investors Service affirmed EastGroup's issuer rating of Baa2 with a stable outlook.

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OUTLOOK FOR 2017

EPS for 2017 is now estimated to be in the range of $2.41 to $2.49.  Estimated FFO per share attributable to common stockholders for 2017 has been narrowed to a range of $4.19 to $4.27, while maintaining the mid-point of $4.23. The table below reconciles projected net income attributable to common stockholders to projected FFO.

	Low Range		High Range
	Q3 2017	Y/E 2017	Q3 2017	Y/E 2017
	(In thousands, except per share data)

Net income attributable to common stockholders	$15,478	81,956	16,162	84,674
Depreciation and amortization	20,676	82,395	20,676	82,395
Gain on sales of depreciable real estate investments	—	(21,855)	—	(21,855)
Funds from operations attributable to common stockholders	$36,154	142,496	36,838	145,214

Diluted shares	34,235	33,985	34,235	33,985

Per share data (diluted):
Net income attributable to common stockholders	$0.45	2.41	0.47	2.49
Funds from operations attributable to common stockholders	1.06	4.19	1.08	4.27

The following assumptions were used for the mid-point:

Metrics	Guidance for Q3 2017	Revised Guidance for Year 2017	April Earnings Release Guidance for Year 2017	Actual for Year 2016
FFO per share	$1.07	$4.23	$4.23	$4.02
FFO per share increase over prior year period	2.9%	5.2%	5.2%	9.5%
Same Property Net Operating Income (PNOI) growth:
Unadjusted	2.4%	2.2%	1.5%	3.1%
Without Houston	4.7%	4.4%	4.2%	4.2%
Without straight-line rent adjustments	2.3%	2.6%	1.9%	3.1%
Without straight-line rent adjustments and Houston	4.5%	5.0%	4.7%	3.9%
Average month-end occupancy	94.4%	95.1%	94.9%	95.8%
Lease termination fee income	$75,000	$283,000	$334,000	$812,000
Bad debt expense	$250,000	$698,000	$800,000	$992,000
Development starts:
Square feet	103,000	1.3 million	1.3 million	1.2 million
Projected total investment	$8 million	$100 million	$100 million	$94 million
Development-stage property acquisitions	None	None	None	$88 million
Operating property acquisitions	None	$52 million	$52 million	$24 million
Operating property dispositions (Potential gains on dispositions are not included in the projections)	None	$50 million	$36 million	$76 million
Gain (loss) on sales of non-operating real estate	None	($40,000)	($40,000)	$733,000
Average variable interest rate on unsecured bank credit facilities	2.3%	2.2%	2.0%	1.5%
Unsecured debt closing in period	None	$60 million at 4.0%	$70 million at 4.0%	$205 million at 3.1% weighted average interest rate
Common stock issuances	None	$70 million	$60 million	$60 million
General and administrative expense	$3.2 million	$14.5 million	$14.5 million	$13.2 million

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DEFINITIONS

The Company’s chief decision makers use two primary measures of operating results in making decisions:  (1) property net operating income (PNOI), defined as Income from real estate operations less Expenses from real estate operations (including market-based internal management fee expense) plus the Company's share of income and property operating expenses from its less-than-wholly-owned real estate investments, and (2) funds from operations attributable to common stockholders (FFO).  EastGroup defines FFO consistent with the National Association of Real Estate Investment Trusts’ definition, as net income (loss) attributable to common stockholders computed in accordance with U.S. generally accepted accounting principles (GAAP), excluding gains or losses from sales of depreciable real estate property and impairment losses, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

PNOI and FFO are supplemental industry reporting measurements used to evaluate the performance of the Company’s investments in real estate assets and its operating results. The Company believes that the exclusion of depreciation and amortization in the industry’s calculations of PNOI and FFO provides supplemental indicators of the properties’ performance since real estate values have historically risen or fallen with market conditions.  PNOI and FFO as calculated by the Company may not be comparable to similarly titled but differently calculated measures for other REITs.  Investors should be aware that items excluded from or added back to FFO are significant components in understanding and assessing the Company’s financial performance.

The Company's chief decision makers also use adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) in making decisions. Adjusted EBITDA is defined as Net Income, excluding gains or losses from sales of depreciable real estate property, plus interest, taxes, depreciation and amortization.

CONFERENCE CALL

EastGroup will host a conference call and webcast to discuss the results of its second quarter and review the Company’s current operations on Wednesday, July 26, 2017, at 11:00 a.m. Eastern Daylight Time.  A live broadcast of the conference call is available by dialing 1-888-632-3384 (conference ID: EastGroup) or by webcast through a link on the Company's website at eastgroup.net.  If you are unable to listen to the live conference call, a telephone and webcast replay will be available until Wednesday, August 2, 2017.  The telephone replay can be accessed by dialing 1-800-695-1564, and the webcast replay can be accessed through a link on the Company's website at eastgroup.net.

SUPPLEMENTAL INFORMATION

Supplemental financial information is available in the Investor Relations section (Quarterly Results) of the Company’s website at eastgroup.net or upon request by calling the Company at 601-354-3555.

COMPANY INFORMATION

EastGroup Properties, Inc. is a self-administered equity real estate investment trust focused on the development, acquisition and operation of industrial properties in major Sunbelt markets throughout the United States with an emphasis in the states of Florida, Texas, Arizona, California and North Carolina.  The Company’s goal is to maximize shareholder value by being a leading provider in its markets of functional, flexible and quality business distribution space for location sensitive customers (primarily in the 10,000 to 50,000 square foot range).  The Company’s strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply-constrained submarkets.  EastGroup’s portfolio, including development projects in lease-up and under construction, currently includes 38.6 million square feet.  EastGroup Properties, Inc. press releases are available on the Company’s website at eastgroup.net.

FORWARD-LOOKING STATEMENTS

The Company's assumptions and financial projections in this release are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words such as “will,” “anticipates,” “expects,” “believes,” “intends,” “plans,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature.  All statements that address operating performance, events or developments that the Company expects or anticipates will occur in the future, including statements relating to rent and occupancy growth, development activity, the acquisition or sale of properties, general conditions in the geographic areas where the Company operates and the

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availability of capital, are forward-looking statements.  Forward-looking statements are inherently subject to known and unknown risks and uncertainties, many of which the Company cannot predict, including, without limitation:

•	changes in general economic conditions;

•	the extent of customer defaults or of any early lease terminations;

•	the Company's ability to lease or re-lease space at current or anticipated rents;

•	the availability of financing;

•	failure to maintain credit ratings with rating agencies;

•	changes in the supply of and demand for industrial/warehouse properties;

•	increases in interest rate levels;

•	increases in operating costs;

•	natural disasters, terrorism, riots and acts of war, and the Company's ability to obtain adequate insurance;

•	changes in governmental regulation, tax rates and similar matters;

•	attracting and retaining key personnel; and

•
other risks associated with the development and acquisition of properties, including risks that development projects may not be completed on schedule, development or operating costs may be greater than anticipated or acquisitions may not close as scheduled.

Although the Company believes that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, the Company can give no assurance that such expectations will be achieved.  The Company assumes no obligation whatsoever to publicly update or revise any forward-looking statements.  See also the information contained in the Company’s reports filed or to be filed from time to time with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

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EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
REVENUES
Income from real estate operations	$67,855	61,882	133,992	123,450
Other income	39	35	56	56
	67,894	61,917	134,048	123,506
EXPENSES
Expenses from real estate operations	20,244	17,758	39,251	35,578
Depreciation and amortization	20,865	19,233	41,090	38,395
General and administrative	2,903	3,023	8,381	8,335
	44,012	40,014	88,722	82,308
OPERATING INCOME	23,882	21,903	45,326	41,198
OTHER INCOME (EXPENSE)
Interest expense	(9,015)	(9,172)	(17,701)	(18,237)
Gain on sales of real estate investments	21,855	30,981	21,855	42,313
Other	255	381	470	649
NET INCOME	36,977	44,093	49,950	65,923
Net income attributable to noncontrolling interest in joint ventures	(87)	(180)	(241)	(299)
NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	36,890	43,913	49,709	65,624
Other comprehensive income (loss) - cash flow hedges	(984)	(3,462)	426	(8,859)
TOTAL COMPREHENSIVE INCOME	$35,906	40,451	50,135	56,765
BASIC PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$1.09	1.36	1.48	2.03
Weighted average shares outstanding	33,987	32,376	33,676	32,315
DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$1.08	1.35	1.47	2.03
Weighted average shares outstanding	34,040	32,440	33,722	32,370

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

NET INCOME	$36,977	44,093	49,950	65,923
Gain on sales of real estate investments	(21,855)	(30,981)	(21,855)	(42,313)
(Gain) loss on sales of non-operating real estate	—	(133)	40	(143)
Interest income	(61)	(64)	(123)	(128)
Other income	(39)	(35)	(56)	(56)
Interest rate swap ineffectiveness	—	—	—	5
Depreciation and amortization	20,865	19,233	41,090	38,395
Company's share of depreciation from unconsolidated investment	31	31	62	62
Interest expense (1)	9,015	9,172	17,701	18,237
General and administrative expense (2)	2,903	3,023	8,381	8,335
Noncontrolling interest in PNOI of consolidated 80% joint ventures	(137)	(227)	(348)	(428)
PROPERTY NET OPERATING INCOME (PNOI)	$47,699	44,112	94,842	87,889
COMPONENTS OF PNOI:
PNOI from Same Properties	$44,005	42,924	87,093	84,915
PNOI from 2016 and 2017 Acquisitions	1,038	—	1,711	—
PNOI from 2016 and 2017 Development and Redevelopment Properties	2,332	297	5,231	574
PNOI from 2016 and 2017 Operating Property Dispositions	446	961	1,029	2,528
Other PNOI	(122)	(70)	(222)	(128)
TOTAL PNOI	$47,699	44,112	94,842	87,889
NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	$36,890	43,913	49,709	65,624
Depreciation and amortization	20,865	19,233	41,090	38,395
Company's share of depreciation from unconsolidated investment	31	31	62	62
Depreciation and amortization from noncontrolling interest	(49)	(56)	(104)	(110)
Gain on sales of real estate investments	(21,855)	(30,981)	(21,855)	(42,313)
FUNDS FROM OPERATIONS (FFO) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$35,882	32,140	68,902	61,658
NET INCOME	$36,977	44,093	49,950	65,923
Interest expense (1)	9,015	9,172	17,701	18,237
Depreciation and amortization	20,865	19,233	41,090	38,395
Company's share of depreciation from unconsolidated investment	31	31	62	62
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)	66,888	72,529	108,803	122,617
Gain on sales of real estate investments	(21,855)	(30,981)	(21,855)	(42,313)
ADJUSTED EBITDA	$45,033	41,548	86,948	80,304
DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$1.08	1.35	1.47	2.03
Funds from operations (FFO) attributable to common stockholders	$1.05	0.99	2.04	1.90
Weighted average shares outstanding for EPS and FFO purposes	34,040	32,440	33,722	32,370

(1)  Net of capitalized interest of $1,312 and $1,191 for the three months ended June 30, 2017 and 2016, respectively; and $2,958 and $2,353 for the six months ended June 30, 2017 and 2016, respectively

(2) Net of capitalized development costs of $1,350 and $902 for the three months ended June 30, 2017 and 2016, respectively; and $2,594 and $1,793 for the six months ended June 30, 2017 and 2016, respectively